Exhibit 4.1

SUBSCRIPTION AGREEMENT

INSTITUTE FOR WEALTH HOLDINGS, INC.

Two Galleria Tower

13455 Noel Road, Suite 100

Dallas, Texas 75240

Institute for Wealth Holdings, Inc., a Delaware corporation, (the “Company”) is offering a maximum 2,000,000 shares of the Company’s Series D Convertible Preferred Stock, $0.001 par value and up to 2,000,000 shares of common stock into which the Series D Convertible Preferred Stock may convert (the “Offered Securities”), at a price of ten dollars ($10.00)1 per share of the Offered Securities.

This Subscription Agreement is one of a number of such subscriptions for the Offered Securities. By signing this Subscription Agreement, the Purchaser offers to purchase and subscribe from the Company the number of shares of Offered Securities set forth below on the terms specified herein. The Company reserves the right, in its complete discretion, to reject any subscription offer or to reduce the number of Offered Securities allotted to the Purchaser. If this offer is accepted, the Company will execute a copy of this Subscription Agreement and return it to the Purchaser.

The Purchaser understands that on the effective date this Offering all funds received by the Company in full payment of subscriptions for Offered Securities will be deposited in an escrow account until such time as the relevant subscription documents have been reviewed and approved by the Company. The Company has not set a minimum offering amount for this Offering. All proceeds from the sale of the Offered Securities will be deposited in an escrow account for further transfer to the Company upon acceptance of all related subscription documents. All accepted and approved subscription proceeds will be immediately available for use by the Company at its discretion.

Subscription for Series D Convertible Preferred Stock.

1.	Investor Status. The Purchaser is qualified to acquire the Offered Securities, because the Purchaser is one of the following:

(a)	The Purchaser is an Accredited Investor, who is:

(i)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000, excluding the value of the Purchaser’s primary residence;[2]

(ii)	A natural person with individual income (without including any income of the Purchaser’s spouse) in excess of $200,000, or joint

[1]	Purchasers who purchase through registered investment advisers are entitled to a seven percent (7%) discount on the offering price of $10.00 per share.
[2]

An individual need not deduct from his or her net worth the amount of mortgage debt secured by an excluded primary residence other than (i) the amount by which the mortgage liability exceeds the fair value of the residence and (ii) any increase in the amount of the debt secured by the primary residence in the sixty (60) days preceding the date hereof unless the increase was a result of the acquisition of the residence.

income with that person’s spouse in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year;

(iii)	An entity with total assets in excess of $5,000,000 that was not formed for the purpose of investing in the Company;

(iv)	A personal (non-business) trust, other than an employee benefit trust, with total assets in excess of $5,000,000 that was not formed for the purpose of investing in the Company and whose decision to invest in the Company has been directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the investment;

(v)	An employee benefit plan within the meaning of Title I of ERISA (including an individual retirement account), which satisfies at least one (1) of the following conditions: (A) it has total assets in excess of $5,000,000; (B) the investment decision is being made by a plan fiduciary that is a bank, savings and loan association, insurance company or registered investment adviser; or (C) it is a self-directed plan (i.e., a tax qualified defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account) and the decision to invest is made by those participants investing, and each such participant qualifies as an accredited investor;

(vi)	An employee benefit plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions that has total assets in excess of $5,000,000;

(vii)	Licensed, or subject to supervision, by federal or state examining authorities such as a “bank,” “savings and loan association,” “insurance company,” or “small business investment company” (as such terms are used and defined in 17 CFR §230.501(a)) or is an account for which a bank or savings and loan association is subscribing in a fiduciary capacity;

(viii)	Registered with the Securities and Exchange Commission as a broker or dealer or an investment company; or has elected to be treated or qualifies as a “business development company” (within the meaning of Section 2(a)(48) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”));

(ix)	An entity in which all of the equity owners meet at least one (1) of the conditions described above; or,

(b)	The Purchaser is not an Accredited Investor, and the Purchaser is not purchasing Offered Securities in an aggregate amount, together with any other amounts previously used to purchase shares in this Offering, in excess of: (i) 10% of the greater of Purchaser’s annual income or net worth (for natural persons) or (ii) 10% of the greater of Purchaser’s annual revenue or net assets at fiscal year-end (for non-natural persons).

2.	Representations and Warranties. The Purchaser represents and warrants to the Company that:

(a)	The Purchaser (i) has adequate means of providing for its current needs and possible contingencies and it has no need for liquidity of its investment in the Offered Securities, (ii) can bear the economic risk of losing the entire amount of its investment in the Offered Securities, and (iii) has such knowledge and experience that it is capable of evaluating the relative risks and merits of this investment.

(b)	The purchase of the Offered Securities is consistent, in both nature and amount, with its overall investment program and financial condition.

(c)	The Purchaser’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on the signature page hereto. The Purchaser is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to the Company. The Purchaser has no present intention of becoming a resident of any other state or jurisdiction.

(d)	The Purchaser has received and read, and is familiar with this Offering, including the Offering Circular and the Company’s organizational documents. All documents, records and books pertaining to the Company and the Offered Securities requested by the Purchaser, including all pertinent records of the Company, financial and otherwise, have been made available or delivered to the Purchaser.

(e)	The Purchaser has had the opportunity to ask questions of and receive answers from the Company’s officers and representatives concerning the Company’s affairs generally and the terms and conditions of its proposed investment in the Offered Securities.

(f)	The Purchaser understands the risks implicit in the business of the Company. Among other things, the Purchaser understands that there can be no assurance that the Company will be successful in obtaining the funds necessary for its success. If only a fraction of the maximum amount of the Offering is raised, the Company may not be able to expand as rapidly as anticipated, and proceeds from this Offering may not be sufficient for the Company’s long term needs.

(g)	Other than as set forth in the Offering Circular, no person or entity has made any representation or warranty whatsoever with respect to any matter or thing concerning the Company and this Offering, and the Purchaser is purchasing the Offered Securities based solely upon its investigation and evaluation.

(h)	The Offered Securities for which the Purchaser subscribes are being acquired solely for its account, for investment and are not being purchased with a view to or for their resale or distribution. In order to induce the Company to sell Offered Securities to the Purchaser, the Company will have no obligation to recognize the ownership, beneficial or otherwise, of the Offered Securities by anyone but the Purchaser.

(i)	The Purchaser is aware that no federal or state agency has made any finding or determination as to the fairness of the Offered Securities for public investment nor any recommendation or endorsement of the Offered Securities.

(j)	At no time has it been expressly or implicitly represented, guaranteed or warranted to the Purchaser by the Company or any other person that:

(i)	A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

(ii)	The past performance or experience on the part of the Company and/or its officers or directors does not in any way indicate the predicable or probable results of the ownership of the Offered Securities or the Company’s business operations.

(k)	The Purchaser understands that any forecasts or predictions as to the Company’s performance are based on estimates and assumptions that the Company believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

(l)	The Purchaser has not distributed the Offering Circular to anyone, no other person has used the Offering Circular, and the Purchaser has made no copies of the Offering Circular.

(m)	The Purchaser hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, and representatives from and against any and all liability, damage, cost or expense, including reasonable attorneys fees, incurred on account of or arising out of:

(i)	Any inaccuracy in the declarations, representations, and warranties set forth above;

(ii)	The disposition of any of the Offered Securities by the Purchaser which is contrary to the foregoing declarations, representations, and warranties; and

(iii)	Any action, suit or proceeding based upon (1) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company, or (2) the disposition of any of the Offered Securities.

(n)	By entering into this Subscription Agreement, the Purchaser acknowledges that the Company is relying on the truth and accuracy of the Purchaser’s representations.

(o)	The Purchaser acknowledges that the price of the Offered Securities was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The Purchaser further acknowledges that future offerings of the Offered Securities may be made at lower valuations, with the result that the Purchaser’s investment will bear a higher or lower valuation.

(p)	The foregoing representation and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the delivery of the funds to the Company and shall survive such delivery. If, in any respect, such representations and warranties are not true and accurate prior to delivery of the funds, the Purchaser will give written notice of the fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefor.

3.	Additional Representations and Warranties – Benefit Plan Investors. If the Purchaser is (a) an employee benefit plan subject to Part 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) a “plan” subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (c) an entity that otherwise constitutes a “benefit plan investor” within the meaning of any Department of Labor Regulation promulgated under Section 3(42) of ERISA (a “Benefit Plan Investor”, a party described in (a), (b) or (c) a “Plan”), or (d) any entity whose underlying assets include “plan assets” for purposes of ERISA by reason of a Plan’s investment in the Purchaser (a “Plan Asset Entity”), to induce the Company to accept this subscription, the Purchaser hereby makes the following additional representations, warranties and covenants to the Company and to the members of the Board of Directors of the Company (the “Directors”):

(a)	The person executing this Subscription Agreement on behalf of the Purchaser either is a “fiduciary” (within the meaning of ERISA or the Code) of the Purchaser, or is acting on behalf of a fiduciary of the Purchaser pursuant to a proper delegation of authority.

(b)	The person executing this Subscription Agreement on behalf of the Purchaser represents and warrants on behalf of the Purchaser, as applicable, as follows:

(i)	The execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereunder, and in the Offering Circular will not result in a breach or violation of any charter or organizational documents pursuant to which the Purchaser was formed, or any statute, rule, regulation or order of any court or governmental agency or body having jurisdiction over the Purchaser or any of its assets, or in any material respect, any mortgage, indenture, contract, agreement or instrument to which the Purchaser is a party or otherwise subject.

(ii)	The investment in the Company is permitted by the documents of the Purchaser and such documents do not prohibit the Purchaser from investing in corporations that will engage in the investment program described in the Offering Circular.

(c)	The Purchaser is not in any way affiliated with (i.e., does not own or control, is not owned or controlled by, nor is under common ownership or control with) any person or entity which will receive compensation, directly or indirectly, from the Company, as specifically identified and described in the Offering Circular.

(d)	The decision to invest in the Company and the review of the Company documents have been made solely and independently by a fiduciary of the Purchaser who has no affiliation with any Director or any of the Company’s affiliates or employees.

(e)	The appropriate fiduciaries of the Purchaser have considered the investment in light of the risks relating thereto and fiduciary responsibility provisions of ERISA, as applicable to the Purchaser, and have determined that, in view of such considerations, the investment is appropriate for the Purchaser and is consistent with such fiduciaries’ responsibilities, if any, under ERISA, and the appropriate fiduciaries: (1) are responsible for the Purchaser’s decision to invest in the Company, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that employee benefit plan investments be diversified so as to minimize the risk of large losses; (2) are independent of the Directors and any of its affiliates and employees and of any person or entity that will receive compensation, whether directly or indirectly, from the Company, as specifically identified and described in the Offering Circular; (3) are qualified and authorized to make such investment decision; and (4) in making such decision, have not received a recommendation from the Directors or any of the Company’s affiliates or employees.

(f)	The Purchaser through the appropriate fiduciaries has been given the opportunity to discuss the Purchaser’s investment in the Company, and the structure and operation of the Company with the Directors and has been given all information that the Purchaser or the appropriate fiduciaries have requested and which the Purchaser or the appropriate fiduciaries deemed relevant to the Purchaser’s decision to invest in the Company.

4.	Additional Representations and Warranties – Insurance Company General Account and Plan Asset Entity Purchasers.

(a)

If the Purchaser is acquiring Offered Securites with the assets of the general account of an insurance company (a “General Account”), the Purchaser represents, warrants and covenants that, on each day the Purchaser owns Offered Securities, either (1) the assets of such General Account are not considered to be plan assets within the meaning of Section 3(42) of ERISA, Department of Labor Regulations Section 2510.3-101 or Department of Labor Regulations issued pursuant to Section 401(c)(1)(A) of ERISA, or (2) the execution and delivery of this Subscription Agreement, and the acquisition and disposition of the Offered Securities, is exempt from the prohibited transaction rules of Section 406(a) of ERISA and Section 4975(c)(1)(A) – (D) of the Code by virtue of Department of Labor Prohibited Transaction Class Exemption 95-60 or some other exemption from such rules.

(b)	By signing this Subscription Agreement, each Purchaser that is either a Plan Asset Entity or using the assets of a General Account to acquire Offered Securities hereby covenants that if, after its initial acquisition of the Offered Securities, at any time during any calendar month the percentage of the assets of such General Account (as reasonably determined by the Purchaser) or Plan Asset Entity, as applicable, that constitute “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code materially increases then such Purchaser shall promptly notify the Company of such occurrence and the Directors of the Company may require the Purchaser to dispose of all or a portion of the Offered Securities held in such General Account or by such Plan Asset Entity, as applicable, by the end of the next following calendar month or such other time as may be determined by the Directors of the Company.

5.	Revocation. The Purchaser will not cancel, terminate or revoke this Subscription Agreement or any agreement made by its hereunder and this Subscription Agreement shall survive its death or disability.

6.	Termination of Agreement. If this subscription is rejected by the Company, then this Subscription Agreement shall be null and void and of no further force and effect, no party shall have any rights against any other party hereunder, and the Company shall promptly return to the Purchaser the funds delivered with this Subscription Agreement.

7.	Miscellaneous.

(a)

This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Delaware. PURCHASER AND THE COMPANY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN DELAWARE AND NO OTHER PLACE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT MAY BE LITIGATED IN SUCH COURTS. PURCHASER AND THE COMPANY ACCEPTS FOR ITSELF AND HIMSELF (OR HERSELF) AND IN CONNECTION WITH ITS AND HIS (OR HER) RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH

THIS SUBSCRIPTION AGREEMENT. PURCHASER AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER SPECIFIED IN THIS SUBSCRIPTION AGREEMENT.

(b)	EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)	This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(d)	This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(e)	This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in writing and executed by all parties.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGES

I.	Please indicate how the Purchaser like its securities to be registered (check one):

☐	Broker-dealer	☐	Banking or thrift institution (proprietary)

☐	Insurance company	☐	State or municipal government pension plan

☐	Investment company registered with the Securities and Exchange Commission	☐	Sovereign wealth fund or foreign official institution

☐	Private fund	☐	Individual that is a United States Person[3] (or a trust of such person)

☐	Non-profit	☐	Individual that is not a United States Person (or a trust of such person)

☐	Pension plan (other than a governmental pension plan)	☐	State or municipal governmental entity (other than a governmental pension plan)

☐	Other

Form of Ownership and/or Purchaser: In addition, please check all of the boxes that describe the beneficial owner(s) for whose account the shares are being acquired.

☐	Joint (spouses)	☐	Private tax-exempt foundation

☐	Joint (other)	☐	Family partnership or LLC

☐	Personal trust (taxable to grantor)	☐	Tax-exempt endowment

☐	Personal trust (other)	☐	Other tax-exempt organization

☐	Individual retirement account	☐	Employee benefit plan (self-directed)

☐	Fund of Funds	☐	Employee benefit plan (trustee directed)

☐	Charitable trust	☐	Business entity (other)

Number of Series D Convertible Preferred Stock:

Total Amount of Investment: $

[3]	A United States person has the meaning in rule 203(m)-1 under the Investment Advisers Act of 1940 and includes any natural person that is resident in the United States of America (including its territories or possessions).

II.	Investor Information.

Date:

BY (Signature):

FULL NAME OF PURCHASER (Print):

NAME AND TITLE OF SIGNATORY (if applicable):

TAX IDENTIFICATION NUMBER (SSN, TIN or EIN):

ADDRESS OF PURCHASER:

State, County and Country of Organization:

Telephone:

Email:

[SUBSCRIPTION AGREEMENT CONTINUES BELOW]

III.	Registered Investment Advisers.

Client Name:
Registered Investment Adviser:
Address:

Phone:	( ) -
Email:
CRD Number:

The undersigned Registered Investment Adviser hereby certifies it has advised the above client in connection with an investment in the shares of Series D Convertible Preferred Stock of Institute for Wealth Holdings, Inc., and understands that the Placement Agent’s fee of 7% of the purchase price of Shares has been waived for such client. The undersigned Registered Investment Adviser understands it may charge the client for its services to review the investment on the client’s behalf, subject to compliance with applicable compensation rules of the SEC or the regulator of the undersigned.

(firm name)

By:

Name:

Title:

[SUBSCRIPTION AGREEMENT CONTINUES BELOW]

IV.	Investor Status.

Please select all appropriate boxes below indicating the basis upon which the undersigned may qualify to purchase the Offered Securities.

☐	The Purchaser is an Accredited Investor pursuant to one of the following:

The Purchaser is a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000, excluding the value of the Purchaser’s primary residence.4

The Purchaser is a natural person with individual income (without including any income of the Purchaser’s spouse) in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

The Purchaser is an entity with total assets in excess of $5,000,000 that was not formed for the purpose of investing in the Company.

The Purchaser is a personal (non-business) trust, other than an employee benefit trust, with total assets in excess of $5,000,000 that was not formed for the purpose of investing in the Company and whose decision to invest in the Company has been directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the investment.

The Purchaser is an employee benefit plan within the meaning of Title I of ERISA (including an individual retirement account), which satisfies at least one (1) of the following conditions: (i) it has total assets in excess of $5,000,000; (ii) the investment decision is being made by a plan fiduciary that is a bank, savings and loan association, insurance company or registered investment adviser; or (iii) it is a self-directed plan (i.e., a tax qualified defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account) and the decision to invest is made by those participants investing, and each such participant qualifies as an accredited investor.

The Purchaser is an employee benefit plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions that has total assets in excess of $5,000,000.

The Purchaser is licensed, or subject to supervision, by federal or state examining authorities such as a “bank,” “savings and loan association,” “insurance company,” or “small business investment company” (as such terms are used and defined in 17 CFR §230.501(a)) or is an account for which a bank or savings and loan association is subscribing in a fiduciary capacity.

[4]	An individual need not deduct from his or her net worth the amount of mortgage debt secured by an excluded primary residence other than (i) the amount by which the mortgage liability exceeds the fair value of the residence and (ii) any increase in the amount of the debt secured by the primary residence in the sixty (60) days preceding the date hereof unless the increase was a result of the acquisition of the residence.

The Purchaser is registered with the Securities and Exchange Commission as a broker or dealer or an investment company; or has elected to be treated or qualifies as a “business development company” (within the meaning of Section 2(a)(48) of the Investment Company Act, or Section 202(a)(22) of the Investment Advisers Act.

The Purchaser is an entity in which all of the equity owners meet at least one (1) of the conditions described above.

☐	The Purchaser is not an Accredited Investor.

The Purchaser is not purchasing Offered Securities in an aggregate amount, together with any other amounts previously used to purchase shares in this Offering, in excess of: (i) 10% of the greater of Purchaser’s annual income or net worth (for natural persons) or (ii) 10% of the greater of Purchaser’s annual revenue or net assets at fiscal year-end (for non-natural persons)

[SUBSCRIPTION AGREEMENT CONTINUES BELOW]

V.	Spousal Consent

THE FOLLOWING TO BE COMPLETED BY THE SPOUSE OF A PURCHASER THAT IS A NATURAL PERSON]

I, the undersigned __________________________, spouse of ________________________, after having had the opportunity to consult with an attorney of my own selection, hereunto subscribe my name in evidence of my agreement and consent to all of the provisions of the Subscription Agreement, specifically including any limitations on transfer and disposition of shares of Series D Convertible Preferred Stock.

Date:
Signature

Address for Notice:

AGREED AND ACCEPTED: INSTITUTE FOR WEALTH HOLDINGS, INC.

By:
Name:
Title: